Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES SCHEDULES SECOND QUARTER 2022 EARNINGS CALL

HOUSTON, TX – April 27, 2022—Geospace Technologies (NASDAQ: GEOS) today announced that it will release second-quarter 2022 financial results on Wednesday, May 11, 2022 after the market closes. In conjunction with the release, Geospace has scheduled a conference call for Thursday, May 12, 2022 at 10:00 a.m. Eastern Time (9:00 a.m. Central).

WHAT:

Geospace Technologies Second Quarter 2022 Results Conference Call

WHEN:

Thursday, May 12, 2022 at 10:00 a.m. Eastern Time (9:00 a.m. Central)

HOW:

Live via phone – U.S. participants can dial toll free (800) 894-5910. International participants can dial (785) 424-1052. Please reference the Geospace Technologies conference ID: GEOSQ222 prior to the start of the conference call.

For those who cannot listen to the live call, a replay will be available for approximately 60 days and may be accessed through the Investor Relations page.

Geospace principally designs and manufactures seismic instruments and equipment. We market our seismic products to the oil and gas industry to locate, characterize and monitor hydrocarbon producing reservoirs. We also market our seismic products to other industries for vibration monitoring, border and perimeter security, and various geotechnical applications. We design and manufacture other products of a non-seismic nature, including water meter products, imaging equipment and offshore cables.

MEDIA CONTACT: Caroline Kempf, ckempf@geospace.com, 321.341.9305

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